Exhibit 4.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this "Agreement") is made and entered into by and between Clean Wind Energy Tower, Inc., a Nevada corporation (the "Company"), and the undersigned purchaser who has agreed to purchase shares of common stock (the "Shares"), in connection in a private placement under Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In consideration of the Company’s agreement to accept the undersigned as a purchaser of Shares upon the terms and conditions set forth herein, the undersigned agrees and represents as follows:

Subscription

Purchase and Sale.  The undersigned hereby agrees to purchase the Shares in the aggregate dollar amount indicated on the signature page to this Agreement.  Simultaneously with the execution of this Agreement, the undersigned shall pay and deliver to the Company the amount set forth on the signature page to this Agreement, in the form of a check or wire transfer, at the election of the Company (the "Payment"), payable to the Company in accordance with the instructions attached to this Agreement as Exhibit A.  The Company may cancel the offering at any time prior to its expiration date for any reason.  If the offering is cancelled, all subscription payments received by the Company will be returned, without interest or penalty, as soon as practicable.

Use of Proceeds.  The undersigned understands that the Company’s use of the proceeds from the sale of the Shares is subject only to the conditions of closing and that thereafter proceeds will be immediately available for use by the Company.  No escrow account has been established by the Company and the proceeds from the sale of the Shares will be deposited directly into an operating bank account of the Company.

Representations and Warranties of the Company

The Company hereby represents and warrants to the undersigned as of the date hereof as follows:

Organization, Qualification and Corporate Power.  The Company is a duly organized and validly existing corporation under the laws of the State of Nevada and has all requisite corporate power and corporate authority for the ownership and operations of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted.  The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement and to perform all of its obligations hereunder and thereunder, and to issue, sell and deliver the Shares.

Authorization.  The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not violate any of the terms and conditions of the Company's Articles of Incorporation or Bylaws.

Representations and Warranties of the Undersigned

Investment Representations.  The offering and sale of the Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D").  In furtherance thereof, the undersigned represents and warrants to the Company as follows:

The Shares are being purchased for the account of the undersigned for investment purposes only and not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part;

No other person has or will have a direct or indirect beneficial interest in the Shares and the undersigned will not sell, hypothecate or otherwise transfer the Shares except in accordance the terms of the Articles of Incorporation, Bylaws, and any other written agreement among the shareholders of the Company;

In evaluating the suitability of an investment in the Company, the undersigned has not relied upon any representations or other information (whether oral or written) from the Company or any of its agents.  No oral or written representations have been made, or oral or written information furnished to, the undersigned or its advisors, if any;

The Company makes no representations as to the Company’s future performance;

It is difficult for the Company to forecast its revenues or earnings accurately.  The Company's future expense levels are based largely on its investment plans and estimates of future revenues.  There is limited operating history that can be used to estimate cost and therefore the Company’s expense estimates may be materially underestimated or overestimated.  The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.  Accordingly, any significant shortfall in revenues relative to the Company's planned expenditures would have an immediate adverse effect on the Company's business, results of operations, and financial condition;

The Company has made available to the undersigned all documents and information that the undersigned has requested relating to an investment in the Company.  In addition, the undersigned acknowledges that the undersigned has been given the opportunity to (a) ask questions and receive satisfactory answers concerning the terms and conditions of the offering, and (b) obtain additional information in order to evaluate the merits and risks of an investment in the Company and to verify the accuracy of the information provided to it by the Company;

The undersigned recognizes that an investment in the Company involves substantial risks and represents that it has taken full cognizance of and understands all of the risks related to the purchase of the Shares;

The undersigned has carefully considered and has, to the extent it believes such discussion to be necessary, discussed with its professional legal, tax and financial advisers the suitability of an investment in the Company, and the undersigned has determined that the Shares is a suitable investment for the undersigned;

THE UNDERSIGNED FURTHER UNDERSTANDS AND ACKNOWLEDGES THAT THE SHARES ARE BEING OFFERED ONLY TO "ACCREDITED INVESTORS," AS SUCH TERM IS DEFINED UNDER THE SECURITIES ACT, AND THAT THE UNDERSIGNED FURTHER REPRESENTS THAT THE UNDERSIGNED IS AN ACCREDITED INVESTOR; ALL INFORMATION WHICH THE UNDERSIGNED HAS PROVIDED TO THE COMPANY CONCERNING THE UNDERSIGNED AND THE UNDERSIGNED'S FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE SET FORTH BELOW, AND IF THERE SHOULD BE ANY CHANGE IN SUCH INFORMATION PRIOR TO ITS ACCEPTANCE AS A SECURITY HOLDER OF THE COMPANY, THE UNDERSIGNED WILL IMMEDIATELY PROVIDE SUCH INFORMATION TO THE COMPANY AND WILL PROMPTLY SEND CONFIRMATION OF SUCH INFORMATION TO THE COMPANY; and

If this Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate, the undersigned has been duly authorized and is duly qualified to (i) execute and deliver this Agreement and all other instruments executed and delivered on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Shares and (ii) purchase and hold the Shares.  The signature of the undersigned is binding upon such partnership, corporation, trust or estate and such entity has not been formed for the specific purpose of acquiring the Shares.

Survival of Representations and Warranties.  The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.  If such representations or warranties shall not be true and accurate in any respect, the undersigned will, prior to such acceptance, give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor.

Indemnification.  The undersigned shall indemnify and hold harmless the Company and any of its officers, employees, registered representatives, directors or control persons who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of, or arising from any actual or alleged misrepresentation or misstatement of facts, or omission to represent or state facts, made by the undersigned to the Company, concerning the undersigned or its financial position, in connection with the offering and sale of the Shares, against losses, liabilities and expenses actually and reasonably incurred by the Company or any of its officers, employees, registered representatives, directors or control persons (including attorneys’ fees, judgments, fines and amounts paid in settlement) in connection with such action, suit or proceeding.

RISK FACTORS

THE UNDERSIGNED UNDERSTANDS THAT IN ADDITION TO THE VARIOUS RISKS ORDINARILY ATTENDANT UPON INVESTMENTS IN ENTITIES WITH LIMITED OPERATING HISTORY, CERTAIN OTHER MATERIAL RISK FACTORS RELATING TO THE COMPANY AND ITS BUSINESS MAKE AN INVESTMENT IN THE COMPANY AND THE SHARES SUBJECT TO A PARTICULARLY HIGH DEGREE OF RISK, INCLUDING THOSE RISK FACTORS SET FORTH IN THAT CERTAIN CONFIDENTIAL OFFERING MEMORANDUM DATED AS OF FEBRUARY 18, 2011, WHICH CONFIDENTIAL OFFERING MEMORANDUM IS HERBY ACKNOWLEDGED TO HAVE BEEN RECEIVED, REVIEWED AND UNDERSTOOD BY THE UNDERSIGNED.  THE UNDERSIGNED HAS BEEN CAUTIONED THAT AN INVESTMENT IN THE SHARES IS HIGHLY SPECULATIVE AND INVOLVES SIGNIFICANT RISKS INCLUDING THE RISK OF LOSS OF THE ENTIRE INVESTMENT AND THAT IT IS NOT POSSIBLE TO FORESEE AND DESCRIBE ALL OF THE BUSINESS, ECONOMIC AND FINANCIAL RISK FACTORS THAT MAY AFFECT THE COMPANY.

THE UNDERSIGNED HAS CAREFULLY CONSIDERED THE RISK FACTORS SET FORTH IN THE CONFIDENTIAL OFFERING MEMORANDUM BEFORE PURCHASING ANY SHARES. SUCH RISK FACTORS DO NOT PURPORT TO BE A COMPLETE OR EXHAUSTIVE EXPLANATION OF THE RISKS INVOLVED IN A PURCHASE OF THE SHARES.  IF ANY OF THESE RISKS AND UNCERTAINTIES ACTUALLY OCCUR, THE COMPANY'S BUSINESS, FINANCIAL CONDITION AND/OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED, AND THE UNDERSIGNED MAY INCUR A PARTIAL OR FULL LOSS OF ITS INVESTMENT. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE COMPANY OR THAT THE COMPANY CURRENTLY DEEMS IMMATERIAL MAY ALSO IMPAIR THE COMPANY'S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS.  THE UNDERSIGNED HAS READ THIS ENTIRE AGREEMENT AND THE CONFIDENTIAL OFFERING MEMORANDUM AND HAS ASKED SUCH QUESTIONS OF, AND OBTAINED SUCH ADDITIONAL INFORMATION FROM, THE COMPANY AS THE UNDERSIGNED DEEMED NECESSARY BEFORE DECIDING WHETHER TO INVEST IN THE COMPANY.

Understandings

The undersigned understands, acknowledges and agrees with the Company as follows:

This subscription may be rejected, in whole or in part, by the Company in its sole discretion.

The undersigned shall have no obligations hereunder in the event that this subscription is rejected in whole for any reason.

No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendations or endorsement of the Shares.

There is no public market for the Shares or any of the securities of the Company, and there is no certainty that such a market will ever develop.  There can be no assurance that the undersigned will be able to sell or dispose of the Shares.  Moreover, no assignment, sale, transfer, exchange or other disposition of the Shares can be made other than in accordance with all applicable laws.

All assumptions and projections set forth in any material provided to the undersigned have been included therein for purposes of illustration only, and no assurance is given that actual results will correspond with the results contemplated by the various assumptions set forth therein.

There can be no assurance as to the federal or state tax results of an investment in the Shares.

The information contained in any material provided to the undersigned is confidential and non-public and the undersigned agrees that all such information shall be kept in confidence by the undersigned and neither used for its personal benefit (other than in connection with its subscription for the Shares) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information which (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of these provisions); or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements including, without limitation, any subscription agreement they may have with the Company).

The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

The undersigned has by reason of its business or financial experience, the capacity to protect its own interest in connection with this transaction.

The Company is under no obligation to register the Shares on behalf of the undersigned or to assist the undersigned in complying with any exemption from registration.

The foregoing understandings, acknowledgments, covenants, and agreements herein are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company, shall survive thereafter, and shall be expressly relied on by the Company in accepting the undersigned’s subscription for the Shares.

Miscellaneous

All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural as the identity of the person or persons may require.

Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or cancelled except by an instrument in writing signed by the party against whom any change, discharge or termination is sought.

The failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and the undersigned, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof.  No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed to the undersigned at the address set forth opposite their signature below and to the Company at Clean Wind Energy Tower, Inc., 1997 Annapolis Exchange Parkway, Suite 300, Annapolis, MD 21401, Attn: Ronald W. Pickett.

This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Nevada.  Jurisdiction and venue for all actions regarding this Agreement shall lie exclusively in state and federal courts located in Carson City, Nevada.

This Agreement shall be binding upon the undersigned, its heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

This Agreement, including any exhibits hereto, the offering documents, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith.  This Agreement may be amended only by a writing executed by all parties hereto.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

RESIDENTS OF FLORIDA ONLY:  Pursuant to Section 517.061(11)(a)(5) of the Florida Statutes, the sale of the Shares hereunder to residents of Florida is voidable at the election of the undersigned within three days after the first tender of consideration is made by the undersigned or within three days after the availability of that privilege has been communicated to the undersigned, whichever occurs later. The undersigned hereby acknowledges that the Company has communicated to it the availability of the privilege to void the sale under this Agreement as of the date of this Agreement.

(Signatures on Following Page)

SUBSCRIPTION AGREEMENT
SIGNATURE PAGE

The undersigned represents to Clean Wind Energy Tower, Inc., a company organized under the laws of the State of Nevada (the "Company"), that: (i) the information contained herein is complete and accurate on the date hereof and may be relied upon by the Company; (ii) the undersigned will notify the Company immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send to the Company written confirmation of such changes; and (iii) the undersigned has read and understands this Subscription Agreement, including particularly the Risk Factors section thereof.

NOW THEREFORE, the undersigned has executed this Subscription Agreement as of the ___ day of __________, 2011.

Number of Shares:	___________	(Note: If aggregate subscriptions exceed the number of available Shares, available Shares will be allocated pro rata among subscribers based upon the number of shares subscribed for.)

Dollar Amount:	$__________	(Note: Number of shares x $0.10.)

Individual Purchasers:

Signature: ____________________________

Name (print):

Entity Purchasers:

Entity Name (print):

Signature: ____________________________

Name (print):
Title (print):
Address:

____________________________________
____________________________________
____________________________________

ACCEPTED BY: Clean Wind Energy Tower, Inc. By: _____________________________ Name: Ronald W. Pickett Title: Chief Executive Officer

Exhibit A
Payment Instructions

An offer to purchase the Shares shall be made by delivering the following: (i) one duly executed copy of this Subscription Agreement, and (ii) a check or wire transfer representing the purchase price for the Shares being purchased, payable to "Clean Wind Energy Tower Inc."

Send all executed documents to:

Clean Wind Energy Tower, Inc.
1997 Annapolis Exchange Parkway, Suite 300
Annapolis, MD 21401
Attn: Ronald W. Pickett

With copies to:

Source Capital Group, Inc.
276 Post Road West
Westport, CT  06880
Attn:  W. Todd Coffin

Wire Transfer Instructions are as follows:

SunTrust Bank
2122 Generals Highway
Annapolis, MD 21401
Rte#:  061000104
Acct #:  1000110055794
Acct Name:  Clean Wind Energy Tower Inc.